Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “PONY GROUP INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JANUARY, A.D. 2019, AT 2:19 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7227076 8100 SR# 20190109955	Authentication: 202035840 Date: 01-07-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:19 PM 01/07/2019

FILED 02:19 PM 01/07/2019

SR 20190109955 - File Number 7227076

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Pony Group Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 8 The Green, STE A (street), in the City of Dover, County of Kent Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is A Registered Agent, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under she General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1500 shares (number of authorized shares) with a par value of $ 0.001 per share.

5. The name and mailing address of the incorporator are as follows:

Name FAN, WENXIAN
Mailing Address 17800 Castleton ST, Suite 180
City of Industry, CA Zip Code 91748

By:
Incorporator

Name:	FAN, WENXIAN
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State of Delaware

Secretary of State

Division of Corporations

Delivered 11:57 AM 07/22/2019

FILED 11:57 AM 07/22/2019

SR 20196081009 - File Number 7227076

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of PONY GROUP INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

The total amount of stock the company is authorized to issue is 70,000,000 with a par value of $0.001 per share

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22nd day of July, 2019.

By:	/s/ Wenxian Fan
Authorized Officer

Title:	President

Name:	Wenxian Fan
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